UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

OTTER TAIL AG ENTERPRISES, LLC

(Exact name of registrant as specified in its charter)

000-53042
Commission File No.

Minnesota	EIN 41-2171784
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518

(Address of Principal Executive Offices)

(218) 998-4301

(Registrant’s Telephone Number)

Not Applicable

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 2.02 Results of Operations and Financial Condition.

On December 23, 2008, Otter Tail Ag Enterprises, LLC (the “Company”) sent a letter dated December 19, 2008 to its members announcing its estimate of tax liability of members for its tax year ended December 31, 2008. A copy of this letter is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(a)     None.

(b)     None.

(c)     None.

(d)

Exhibit No.	Description

99.1	Letter to the Members of the Company dated December 19, 2008

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s registration statement on Form 10-12G, as amended, and its 2008 quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: December 29, 2008	By /s/ Anthony J. Hicks
	Name:	Anthony J. Hicks
	Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Otter Tail Ag Enterprises, LLC
Form 8-K Current Report

Exhibit Number	Description

99.1	Letter to the Members of the Company dated December 19, 2008